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EXHIBIT 23.3

Consent Of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 8 to the Registration Statement (Form S-3 No. 333-108701) and related Prospectus of Protein Design Labs, Inc. for the registration of its 2.75% Convertible Subordinated Notes due 2023 and 12,415,450 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 2004, with respect to the consolidated financial statements of ESP Pharma Holdings and Subsidiary, included in its Current Report (Form 8-K) dated February 7, 2005, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP
MetroPark, New Jersey
April 4, 2005

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  EXHIBIT 23.3
Consent Of Independent Registered Public Accounting Firm